                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form SB-2 of our report, which includes an explanatory paragraph regarding the Company's ability to continue as a going concern, dated March 24, 1996, except for Notes 6, 13 and 14 as to which the date is October 22, 1996, on our audit of the financial statements of Environmental Safeguards, Inc. for the year ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts".


/s/ HAM, LANGSTON & BREZINA L.L.P.


Houston, Texas
October 29, 1996